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                                   EXHIBIT 25











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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM T-1
                             -----------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                           TRUST INDENTURE ACT OF 1939
                      OF A CORPORATION DESIGNATED TO ACT AS
                                     TRUSTEE
                             -----------------------

               Check if an application to determine eligibility of
                     a Trustee pursuant to Section 305(b)(2)
                                                             ---

                               MELLON BANK, F.S.B.
               (Exact name of Trustee as specified in its charter)
           13-3680276                                        U.S.
(I.R.S. Employer Identification No.)            (Jurisdiction of incorporation)

                               MELLON BANK, F.S.B.
                                 80 Route 4 East
                            Paramus, New Jersey 07652
                     (Address of Principal Executive Office)

                                 ELAINE D. RENN
                                 Vice President
                                MELLON BANK, N.A.
                             ONE MELLON BANK CENTER
                       PITTSBURGH, PENNSYLVANIA 15258-0001
                                 (412) 234-4694
            (Name, Address and Telephone Number of Agent for Service)
                             -----------------------

                                   AGWAY, INC.
               (Exact name of obligor as specified in its charter)
       Information on a subsidiary obligor is listed on Schedule I hereto

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   15-0277720
                      (I.R.S. Employer Identification No.)

                   333 Butternut Drive, DeWitt, New York 13214
                    (Address of Principal Executive Offices)

                     DEBT SECURITIES (LISTED ON SCHEDULE II)
                         (Title of Indenture Securities)


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1.   GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE --

     (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                Office of Thrift Supervision                   Washington, D.C.
                Federal Deposit Insurance Corporation          Washington, D.C.

     (B) WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

     The obligor is not an affiliate of the trustee.

ITEMS 3-15 ARE NOT APPLICABLE SINCE THE OBLIGOR IS NOT IN DEFAULT ON SECURITIES ISSUED UNDER INDENTURES UNDER WHICH THE APPLICANT IS TRUSTEE.

16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

          Exhibit 1       - A  copy   of  the  Trustee's  Federal  Stock Charter
                            dated November 1, 1992; a copy of the Written Consent of Trustee's Sole Stockholder dated August 23, 1994 amending Trustee's Federal Stock Charter effective August 24, 1994 (See Note A).

          Exhibit 2       - Copy  of  Office  of  Thrift  Supervision Order No.:
                            92-427 dated September 30, 1992 approving Trustee's application to convert to a federal savings bank pursuant to Section 5(o) of the Home Owners' Loan Act, 12 U.S.C.ss.1464(o); copy of Certificate of Corporate Existence of Trustee issued by the Office of Thrift Supervision dated May 28, 1996 (See Note
                            A).

          Exhibit 3       - Copy  of  letter  from  Angelo  A.  Vigna,  Regional
                            Director, Office of Thrift Supervision, dated October 11, 1995 authorizing Trustee to exercise corporate trust powers in New Jersey; copy of letter from Michael L. Simone, Assistant Director, Office of Thrift Supervision, dated April 5, 1996 providing non-objection to Trustee's exercise of corporate trust powers in Indiana, Maine, Michigan, New York, Ohio, Washington and Wyoming (See Note A).

          Exhibit 4       - Copy  of  Trustee's  By-Laws  as  amended  August 3,
                            1993 and March 20, 1996 (See Note A).

          Exhibit 5       - Not Applicable.

          Exhibit 6       - Consent  of  the  Trustee required by Section 321(b)
                            dated July 8, 1996 (See Note A).

          Exhibit 7       - Trustee's audited  balance sheets as of December 31,
                            1994 and December 31, 1995 (See Note A).

NOTE A : Incorporated by reference to Statement by Mellon Bank, F.S.B. of Eligibility Under the Trust Indenture Act of 1939 as a Corporation Designated to Act As Trustee, filed as Exhibit 25.1 to Registration Statement No. 333-11117 filed with the Securities and Exchange Commission on August 30, 1996.


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                                    SIGNATURE

         PURSUANT TO THE REQUIREMENTS OF THE TRUST INDENTURE ACT OF 1939, THE TRUSTEE, MELLON BANK, F.S.B., A FEDERAL SAVINGS BANK ORGANIZED AND EXISTING UNDER THE LAWS OF THE UNITED STATES OF AMERICA, HAS DULY CAUSED THIS STATEMENT OF ELIGIBILITY TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, ALL IN THE CITY OF PITTSBURGH, AND COMMONWEALTH OF PENNSYLVANIA, ON THE 4TH DAY OF SEPTEMBER, 1996.



                                                 MELLON BANK, F.S.B.
                                                 TRUSTEE



                                                 By: /s/ELAINE D. RENN
                                                    -------------------
                                                        Elaine D. Renn
                                                        Vice President



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                                                                   SCHEDULE I
                                                                   ----------



                               ADDITIONAL OBLIGOR
                               ------------------


The following subsidiary obligor is a wholly owned subsidiary of Agway, Inc.

                              State or Other
                              Jurisdiction of              IRS Employer
                              Incorporation or             Identification
Name and Address              Organization                 Number
- ----------------              ----------------             --------------

Agway Financial Corp.         Delaware                     06-1174232
1105 North Market Street
Suite 1300
Wilmington, Delaware 19801
















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                                                                SCHEDULE II
                                                                -----------


                       (TITLE OF THE INDENTURE SECURITIES)
                       -----------------------------------



1. Subordinated Member Money Market Certificates issued in multiples of $5,000, due October 31, 2006 (minimum 7.00% per annum).

2. Subordinated Money Market Certificates issued in multiples of $5,000, due October 31, 2006 (minimum 6.5% per annum).

3. Subordinated Member Money Market Certificates issued in multiples of $100, due October 31, 2006 (minimum 6.75% per annum).

4. Subordinated Money Market Certificates issued in multiples of $100, due October 31, 2006 (minimum 6.25% per annum).

5. Subordinated Money Market Certificates issued in multiples of $2,000, due October 31, 2002 (minimum 7.50% per annum).

6. Subordinated Money Market Certificates issued in multiples of $2,000, due October 31, 2000 (minimum 7.25% per annum).